                                             SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                                                (AMENDMENT No. ___)

Filed by the Registrant                       X

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.240.14a-12

                                                 Edison International
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed purtuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
------------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------

       (5) Total fee paid:
------------------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.
------------------------------------------------------------------------------
[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
-----------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.
-----------------------------------------------------------------------------
       (3) Filing Party:
-----------------------------------------------------------------------------
       (4) Date Filed:
-----------------------------------------------------------------------------

The following e-mail was sent today to employees who hold Edison International shares through the Stock Savings Plus Plan (a.k.a. the
Edison 401(k) Savings Plan):

To:  Edison International Stock Fund Investors in the SSPP [aka Edison 401(k) Savings Plan]

As you may recall, I sent you an e-mail in April regarding Edison International's upcoming annual shareholders meeting. Since that time, many of you have responded by voting your proxies as outlined below, and I want to extend my sincere appreciation to all of you.

If you have not yet had an opportunity to vote, I want to remind you that your support is extremely important. I strongly recommend that you take an active role in voting.

o    Vote "FOR" the election of directors; and

o    Vote "AGAINST" the shareholder proposal to redeem the Company's shareholder rights agreement.

Our shareholder rights plan is designed  not only to prevent hostile, unsolicited takeover attempts that deprive some shareholders of the ability to obtain a full and fair price for their shares but also to prevent other abusive takeover practices at the expense of fairness to the Company.

Rights plans like ours are common among S&P 500 companies. I urge you to follow the Board's recommendation when voting your proxy.

You should have received a proxy card in the mail to vote the shares represented by your interest in the Edison International Stock
Fund.  Alternatively, you may vote your shares by telephone or the Internet by entering your control number from the proxy card and following the instructions on the proxy card.  If you have misplaced your proxy card, you may contact Joyce Miranda at EquiServe by email at jmiranda@equiserve.com to obtain your control number.  Your vote must be received by 2 p.m. (Pacific Time) on May 12,
2003.

If you also hold shares in a brokerage account and/or in your own name, you should have received a separate proxy card(s) to vote those shares. Please be sure to vote these shares in addition to your employee plan shares.  Be sure to follow the voting instructions on each card.  If you have any questions, please call Jo Ann Goddard at (626) 302-2515 or Heidi Townshend at (626)
302-1453.

Thank you for your continued support and for taking an active role in voting your proxy.

                                          * * * * *

SSPP plan transactions, including your investment in the Edison International Stock Fund, are confidential and accessible only to plan administrators who have coordinated distribution of this note to facilitate management communication with all shareholders.

This email is being sent to you on behalf of your Board of Directors.  For more information on the Directors and their interests in the above matters, and for other important information, we strongly encourage you to read the Edison International and Southern
California Edison Company Joint Proxy Statement, filed with the S.E.C. on April 7, 2003.  Copies of the Proxy Statement were sent to employee shareholders beginning on April 7, 2003.  Our Proxy Statement is available on the S.E.C. website, www.sec.gov.  Our Proxy
Statement and 2002 Annual Report are also available free of charge on our website, www.edisoninvestor.com.

                                             ****
                      This is a system-generated message; do not reply.

                                             ****